Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076

tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8245
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Reports First Quarter 2009 Results

Newton, MA (May 5, 2009).  Five Star Quality Care, Inc. (NYSE AMEX: FVE) today announced its financial results for the quarter ended March 31, 2009.

First Quarter 2009 Financial Highlights:

•                  Total revenues for the first quarter of 2009 increased 14.0% to $295.2 million from $258.9 million for the same period last year.

•                  Net income for the first quarter of 2009 was $25.4 million compared to net income of $1.6 million for the same period last year.

•                  Net income per share from continuing operations for the first quarter of 2009 was $0.78 and $0.67, basic and diluted, respectively, compared to net income per share from continuing operations of $0.14, basic and diluted, for the same period last year.

•                  Net income from continuing operations for the first quarter of 2009 included several items that, in aggregate, resulted in a positive impact of $22.2 million, or $0.69 and $0.58 per basic and diluted share, respectively.  These items included a $3.5 million unrealized gain on our holdings of auction rate securities; a $2.9 million loss due to the impairment of our investments in certain marketable securities held by our captive insurance companies; a $25.1 million gain due to early extinguishment of debt; and a $3.5 million loss on our UBS put right related to our auction rate securities.

•                  Net income from continuing operations for the first quarter of 2008 included a $3.3 million unrealized loss, or $0.10 and $0.08 per basic and diluted share, respectively, on our holdings of auction rate securities.

First Quarter 2009 Operating Highlights (Senior Living Communities):

•                  Senior living occupancy for the first quarter of 2009 was 86.5% compared with 89.6% for the same period last year.

•                  Senior living average daily rate for the first quarter of 2009 increased by 3.1% to $146.69 from $142.30 in the same period last year.

•                  The percentage of senior living revenue derived from private and other sources for the first quarter of 2009 increased to 69.1% from 66.1% for the same period last year.

•                  For those senior living communities that we have operated continuously since January 1, 2008 (comparable communities), occupancy for the first quarter of 2009 was 87.5% compared with 89.7% for the same period last year.

•                  The average daily rate at comparable communities for the first quarter of 2009 increased by 4.9%, to $149.46, from $142.43 in the same period last year.

First Quarter 2009 Highlights:

In January 2009, we purchased and retired $46.5 million par value of our outstanding 3.75% Convertible Notes (the “Notes”) for $20.0 million, plus accrued interest.  As a result of this transaction, we recorded a $25.1 million gain net of related unamortized origination costs, on early extinguishment of debt

We sold one of our institutional pharmacies on January 15, 2009, which resulted in a gain on sale of $1.2 million which is included in discontinued operations.  We were unable to sell the mail order pharmacy on acceptable terms and we discontinued its operations on March 31, 2009; our operating loss relating to this shuttered mail order pharmacy is recorded in discontinued operations and amounted to approximately $78,000 during the quarter ended March 31, 2009.

Conference Call:

On May 5, 2009 at 5:00 p.m. Eastern Standard Time, Bruce J. Mackey Jr., President and Chief Executive Officer, and Francis R. Murphy, III, Chief Financial Officer, will host a conference call to discuss the first quarter 2009 financial results.  Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 811-7286.  Participants calling from outside the United States and Canada should dial (913) 312-1264. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 8:00 p.m. Eastern Standard Time Tuesday, May 12th. To hear the replay, dial (719) 457-0820. The replay pass code is 6043670.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s web site at www.fivestarqualitycare.com.  Participants wanting to access the webcast should visit the Company’s web site about five minutes before the call.  The archived webcast will be available for replay on the Company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

 Five Star Quality Care, Inc. is a senior living and healthcare services company.  Five Star owns or leases and operates 210 senior living communities with 22,260 living units located in 30 states.  These communities include independent living, assisted living and skilled nursing communities.  Five Star also operates five institutional pharmacies and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2009	2008
Revenues:
Senior living revenue	$252,206	$216,927
Rehabilitation hospital revenue	24,694	24,744
Institutional pharmacy revenue	18,265	17,206
Total revenues	295,165	258,877

Operating expenses:
Senior living wages and benefits	128,085	109,094
Other senior living operating expenses	61,828	53,421
Rehabilitation hospital expenses	22,899	22,592
Institutional pharmacy expenses	18,373	16,203
Rent expense	44,000	35,444
General and administrative	12,442	11,133
Depreciation and amortization	4,177	3,635
Total operating expenses	291,804	251,522

Operating income	3,361	7,355

Interest and other income	1,131	2,494
Interest and other expense	(1,181)	(1,594)
Unrealized gain (loss) on investments in trading securities	3,516	(3,270)
Unrealized loss on UBS put right related to auction rate securities	(3,527)	—
Gain on early extinguishment of debt	25,125	—
Impairment of investments in available for sale securities	(2,947)	—

Income from continuing operations before income taxes	25,478	4,985
Provision for income taxes	(516)	(566)
Income from continuing operations	24,962	4,419
Income (loss) from discontinued operations	410	(2,802)

Net income	$25,372	$1,617

Weighted average shares outstanding - basic	32,206	31,818

Weighted average shares outstanding - diluted	38,359	41,549

Basic income per share from:
Continuing operations	$0.78	$0.14
Discontinued operations	0.01	(0.09)
Net income per share — basic	$0.79	$0.05

Diluted income per share from:
Continuing operations	$0.67	$0.14
Discontinued operations	0.01	(0.07)
Net income per share — diluted	$0.68	$0.07

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$28,426	$16,138
Accounts receivable, net of allowance	60,240	66,023
Prepaid expenses and other current assets	13,833	15,965
Investments in available for sale securities	6,720	7,232
Restricted cash and investments	7,086	7,518
Assets of discontinued operations	—	1,385
Total current assets	116,305	114,261

Property and equipment, net	192,710	190,627
Investments in trading securities	66,408	62,866
UBS put right related to auction rate securities	7,554	11,081
Restricted cash and investments	11,922	13,368
Goodwill and other long term assets	19,941	20,435
Total assets	$414,840	$412,638

Liabilities and Shareholders’ Equity
Current liabilities	$135,797	$129,139
Secured revolving credit facility	37,137	21,875
Mortgage notes payable, long term	12,403	12,441
Convertible senior notes	79,989	126,500
Other long term liabilities	37,743	37,344
Shareholders’ equity (32,205,604 shares issued and outstanding at March 31, 2009 and December 31, 2008)	111,771	85,339
Total liabilities and shareholders’ equity	$414,840	$412,638

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY OPERATING DATA (1)

(dollars in thousands, except average daily rate)

	Three months ended March 31,
	2009	2008

Number of communities (end of period)	210	183
Number of living units (end of period)	22,260	19,666
Number of living units % growth	13.2%	—

Occupancy	86.5%	89.6%
Average daily rate (ADR)	$146.69	$142.30
ADR% growth	3.1%	—

Percent breakdown of net senior living revenues:
Medicare	14.9%	16.1%
Medicaid	16.0%	17.8%
Private and other sources	69.1%	66.1%
Total	100.0%	100.0%

Senior living revenues	$252,206	$216,927
Senior living revenues % growth	16.3%	—

Senior living wages and benefits	$128,085	$109,094
Senior living wages and benefits as a % of senior living revenues	50.8%	50.3%
Other senior living operating expenses	$61,828	$53,421
Other senior living operating expenses as a % of senior living revenues	24.5%	24.6%
Community expenses (2) % growth	16.9%	—

(1)          Excludes data for institutional pharmacy and rehabilitation hospital operations and discontinued senior living operations (except for the number of communities and living units).

(2)          Community expenses equal senior living wages and benefits and other senior living operating expenses as shown on our consolidated statement of operations.

FIVE STAR QUALITY CARE, INC.

COMPARABLE SENIOR LIVING COMMUNITY OPERATING DATA (1)

(dollars in thousands, except average daily rate)

	Three months ended March 31, (2)
	2009	2008

Number of communities (end of period)	168	168
Number of living units (end of period)	18,652	18,652

Occupancy	87.5%	89.7%
Average daily rate (ADR)	$149.46	$142.43
ADR % growth	4.9%	—

Percent breakdown of net senior living revenues:
Medicare	16.8%	16.1%
Medicaid	18.0%	17.9%
Private and other sources	65.2%	66.0%
Total	100.0%	100.0%

Senior living revenues	$217,542	$214,752
Senior living revenues% growth	1.3%	—

Senior living wages and benefits	$111,548	$107,981
Senior living wages and benefits as a % of senior living revenues	51.3%	50.3%
Other senior living operating expenses	$53,671	$53,026
Other senior living operating expenses as a % of senior living revenues	24.7%	24.7%
Community expenses (3) % growth	2.6%	—

(1)          Excludes data for institutional pharmacy and rehabilitation hospital operations and discontinued senior living discontinued operations (except for the number of communities and living units).

(2)          Communities that we have operated continuously since January 1, 2008.

(3)          Community expenses equal senior living wages and benefits and other senior living operating expenses as shown on our consolidated statement of operations.

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA (1)

(dollars in thousands, except average daily rate)

	Three months ended March 31,
	2009	2008
Number of senior living communities (2) (end of period):

Assisted and independent living communities, owned	23	13
Assisted and independent living communities, leased	138	121
Total number of assisted and independent living communities	161	134

Skilled nursing communities, owned	2	2
Skilled nursing communities, leased	47	47
Total number of skilled nursing communities	49	49
Total number of senior living communities	210	183

Number of senior living units (end of period):

Assisted and independent living units, owned	1,976	1,060
Assisted and independent living units, leased (3)	15,870	14,194
Total number of assisted and independent living units	17,846	15,254

Skilled nursing communities, owned	271	271
Skilled nursing communities, leased (4)	4,143	4,141
Total number of skilled nursing units	4,414	4,412
Total number of senior living units	22,260	19,666

Senior living revenues:

Assisted and independent living communities	$183,273	$149,322
Skilled nursing communities	66,227	65,596
Other (5)	2,706	2,009
Total senior living revenues	$252,206	$216,927

Senior living data:

Assisted and independent living communities occupancy	86.8%	90.4%
Assisted and independent living communities ADR	$132.77	$127.11
Assisted and independent living communities ADR % growth	4.5%	—

Skilled nursing communities occupancy	85.3%	87.1%
Skilled nursing communities ADR	$195.45	$187.60
Skilled nursing communities ADR % growth	4.2%	—

Rehabilitation hospital data:
Rehabilitation hospital units	321	321
Rehabilitation hospital occupancy	62.2%	65.7%

(1) Excludes data for institutional pharmacy operations and discontinued senior living operations (except for the number of communities and living units).

(2) Communities are categorized by the type of living units which constitute a majority of the total living units at the community.

(3) Includes 1,934 and 1,869 skilled nursing units in communities where assisted living and independent living services are the predominant services provided for the three months ended March 31, 2009 and 2008, respectively.

(4) Includes 66 assisted living and independent living units in communities where skilled nursing services are the predominant services provided for the three months ended March 31, 2009 and 2008, respectively.

(5) Other senior living revenues relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include revenues from institutional pharmacy or rehabilitation hospital operations.

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 (in thousands, except per share data)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items are not financial measures determined according to generally accepted accounting principles, or GAAP.  We consider EBITDA and EBITDA excluding certain items to be a meaningful disclosure because we believe that the inclusion of these non-GAAP financial measures may help investors to gain a better understanding of changes in our core operating results, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. EBITDA and EBITDA excluding certain items as presented may not, however, always be comparable to amounts calculated by other companies. These non-GAAP financial measures are used by management to evaluate financial performance and resource allocation for our communities and for us as a whole and for comparing such performance to that of prior periods and to the performance of our competitors. These measures also are used by management to aid in our financial and operating decision making.  This information should not be considered as an alternative to net income or any other financial operating or performance measure established by GAAP.  Reconciliation of income from continuing operations to EBITDA and EBITDA excluding certain items, for the three months ended March 31, 2009 and 2008 is as follows:

	For the three months ended March 31,
	2009	2008
Income from continuing operations	$24,962	$4,419
Add: income taxes	516	566
Add: depreciation and amortization	4,177	3,635
Add: interest and other expense	1,181	1,594
Less: interest and other income	(1,131)	(2,494)
EBITDA	29,705	7,720
Less: unrealized gain on investments in trading securities	(3,516)	—
Add: unrealized loss in investments in trading securities	—	3,270
Add: loss on UBS put right related to auction rate securities	3,527	—
Less: gain on early extinguishment of debt	(25,125)	—
Add: impairment of certain investments	2,947	—
EBITDA excluding certain items	$7,538	$10,990